Exhibit 4(c)







       Proposed   form   of   Fourth  Supplemental   Indenture
       establishing the series of Bonds (including form of Bonds).

______________________________________________________________
______________________________________________________________



                       IES UTILITIES INC.
   (formerly known as Iowa Electric Light and Power Company)



                               TO


              THE FIRST NATIONAL BANK OF CHICAGO


                           as Trustee



                         ______________



                 Fourth Supplemental Indenture

                Dated as of              , 1995

                         ______________


                               TO


            INDENTURE OF MORTGAGE and DEED OF TRUST

                 Dated as of September 1, 1993



______________________________________________________________



           FOURTH SUPPLEMENTAL INDENTURE, dated as of _______, 1995 (the "Fourth Supplemental Indenture"), made by and between IES UTILITIES INC. (formerly known as Iowa Electric Light and Power Company), a corporation organized and existing under the laws of the State of Iowa (the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association organized and existing under the laws of the United States of America (the "Trustee"), as Trustee under the Indenture of Mortgage and Deed of Trust dated as of September 1, 1993, hereinafter mentioned.

           WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage and Deed of Trust dated as of September 1, 1993, to the Trustee, for the security of the securities of the Company to be issued thereunder (the "Collateral Trust Bonds" or "Bonds"), and the said Indenture has been supplemented by three supplemental indentures, dated as of October 1, 1993, November 1, 1993, and March 1, 1995, which Indenture as so supplemented and to be hereby supplemented is hereinafter referred to as the "Indenture"; and

           WHEREAS, the Company desires to create a series  of
Collateral Trust Bonds to be issued under the Indenture, to be
known   as   Collateral  Trust  Bonds,  ___ % Series Due _____
(the "Collateral Trust Bonds of the ___ % Series"); and

           WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, has duly resolved and determined to make, execute and deliver to the Trustee a Fourth Supplemental Indenture in the form hereof for the purposes herein provided; and

           WHEREAS,  pursuant  to Granting  Clause  Third  and
Section 1401 of the Indenture, the Company may from time to time execute one or more supplemental indentures in order to better assure, convey and confirm unto the Trustee any property subject to the Lien of the Indenture; and

           WHEREAS,  the Company desires to so assure,  convey
and   confirm  property  described  in  Exhibit  A   to   this
Supplemental Indenture; and

           WHEREAS, all conditions and requirements necessary to make this Fourth Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

           THAT IES UTILITIES INC., in consideration of the purchase and ownership from time to time of the Bonds and the service by the Trustee, and its successors, under the Indenture and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the Bonds as follows:


                          ARTICLE I.

   DESCRIPTION OF COLLATERAL TRUST BONDS OF THE ___ % SERIES

           SECTION 1. The Company hereby creates a new series of Bonds to be known as "Collateral Trust Bonds of the ___ % Series." The Collateral Trust Bonds of the ___ % Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture, as supplemented and modified.

           The commencement of the first interest period shall be ________. The Collateral Trust Bonds of the ___ % Series shall mature _______, and shall bear interest at the rate of ____% per annum, payable semi-annually on the ____ day of
_________  and  the  ___ day of _____________  in  each  year, commencing on _______________. The person in whose name any of the Collateral Trust Bonds of the ____ % Series is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Collateral Trust Bonds of the ___ % Series upon any transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid as provided in Section 307 of the Indenture.

           The term "record date" as used in this Section with respect to any interest payment date shall mean the
____________  or  ___________,  as  the  case  may  be,   next
preceding the semi-annual interest payment date, or, if such ________ or _________ shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, the City of New York, State of New York or in the City of Chicago, State of Illinois, are authorized by law to close, then the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

           SECTION 2. The Collateral Trust Bonds of the ___ % Series shall be issued only as registered Bonds without coupons of the denomination of $1,000, or any integral multiple of $1,000, appropriately numbered. The Collateral Trust Bonds of the ___ % Series may be exchanged, upon surrender thereof, at the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in the City of New York for one or more new Collateral Trust Bonds of the ___ % Series of other authorized denominations, for the same aggregate principal amount, subject to the terms and conditions set forth in the Indenture.

           Collateral Trust Bonds of the ___ % Series may be exchanged or transferred without expense to the registered owner thereof except that any taxes or other governmental charges that may be imposed in connection with such transfer or exchange shall be paid by the registered owner requesting such transfer or exchange as a condition precedent to the exercise of such privilege.

           SECTION 3.  The Collateral Trust Bonds of the ___ %
Series and the Trustee's Certificate of Authentication shall be substantially in the following forms respectively:

                     [FORM OF FACE OF BOND]

                       IES UTILITIES INC.
     COLLATERAL TRUST BOND, ___ % SERIES DUE _____________.


No. ________                                           $_________


           IES UTILITIES INC., a corporation organized and existing under the laws of the State of Iowa (the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ or registered assigns, the sum of _____________ dollars on the _____ day of ____________, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from ___________, payable semi-annually, on the _____ day of _______ and ___________ in each year, at the rate of _____% per annum, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. The interest so payable on any ___ day of ______ or ________ will, subject to certain exceptions provided in the Fourth Supplemental Indenture dated as of _______, 1995, be paid to the person in whose name this Bond is registered at the close of business on the immediately preceding ______ or ___________, as the case may be. Both principal of, and interest on, this Bond are payable at the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in the City of New York.

          This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of The First National Bank of Chicago, the Trustee under the Indenture, or a successor trustee thereto under the Indenture, or by an authenticating agent duly appointed by the Trustee in accordance with the terms of the Indenture.

           The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

           IN WITNESS WHEREOF, IES Utilities Inc. has caused this Bond to be signed (manually or by facsimile signature) in its name by an Authorized Executive Officer, as defined in this Indenture, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested (manually or by facsimile signature) by an Authorized Executive Officer, as defined in this Indenture.


Dated ________________            IES UTILITIES INC.



                                  By _____________________________
                                     Authorized Executive Officer

ATTEST:


____________________________
Authorized Executive Officer

       [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

           This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture and Fourth Supplemental Indenture dated as of ______________,
1995.

                           THE FIRST NATIONAL BANK OF CHICAGO,

                                                      Trustee,


                           By __________________
                              Authorized Officer


                   [FORM OF REVERSE OF BOND]

           This Collateral Trust Bond of the ___ % Series is one of a duly authorized issue of bonds of the Company (the "Collateral Trust Bonds"), of the series hereinafter specified, all issued and to be issued under and equally secured by an Indenture of Mortgage and Deed of Trust (the "Indenture"), dated as of September 1, 1993, executed by the Company to The First National Bank of Chicago, as Trustee (the "Trustee"), as supplemented by four supplemental indentures, (including a Fourth Supplemental Indenture dated as of ________, 1995), each executed by the Company to said Trustee (said Indenture, as so supplemented, being herein sometimes referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of registered owners of the Collateral Trust Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Collateral Trust Bonds are, and are to be, secured. The Collateral Trust Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This Collateral Trust Bond of the ___ % Series is one of a series designated as the "Collateral Trust Bonds of the ___ % Series Due __________" (the "Collateral Trust Bonds of the ___ % Series") of the Company, in an aggregate principal amount of up to $__________, issued under and secured by the Indenture and described in the Fourth Supplemental Indenture thereto dated as of ________, 1995 (the "Fourth Supplemental Indenture") between the Company and the Trustee.

            The Collateral Trust Bonds of the ____ % Series will not be redeemable for any purpose prior to _____________, except by reason of eminent domain, and then at par value. On or after ____________, the Collateral Trust Bonds of the ___ % Series will be redeemable, at the option of the Company, in whole at any time or in part from time to time, upon at least 30 days notice by mail, at the redemption prices (expressed as a percentage of principal amount) set forth in the following table, with accrued interest thereon to the redemption date:

          12 Month Period
          Beginning                     Redemption Price




           In case an Event of Default, as defined in the Indenture, shall occur, the principal of all the Collateral Trust Bonds of the ___ % Series at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may be rescinded under certain circumstances.

            No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Bond at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

           This Bond may be exchanged or transferred without expense to the registered owner hereof except that any taxes or other governmental charges that may be imposed in connection with such transfer or exchange shall be paid by the registered owner requesting such transfer or exchange as a condition precedent to the exercise of such privilege.

            Prior to due presentment of this Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the absolute owner hereof for all purposes, whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

           As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Collateral Trust Bond or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Collateral Trust Bonds are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Collateral Trust Bonds.

                         [END OF BOND FORM]


                          ARTICLE II.

      ISSUE OF COLLATERAL TRUST BONDS OF THE ___ % SERIES.

           SECTION 1. Pursuant to the terms of Section 401 of the Indenture, the Company hereby exercises the right to obtain the authentication of $__________ principal amount of Collateral Trust Bonds. All such Bonds shall be Collateral Trust Bonds of the ___ % Series.

          SECTION 2.  Such Collateral Trust Bonds of the ___ %
Series may be authenticated and delivered prior to the filing for recordation of this Fourth Supplemental Indenture.


                          ARTICLE III.

                          REDEMPTION.

          The Collateral Trust Bonds of the ____ % Series will not be redeemable for any purpose prior to _____________, except by reason of eminent domain, and then at par value. On or after ___________, the Collateral Trust Bonds of the ______ % Series will be redeemable, at the option of the Company, in whole at any time or in part from time to time, upon at least 30 days notice by mail, at the redemption prices (expressed as a percentage of principal amount) set forth in the following table, with accrued interest thereon to the redemption date:

          12 Month Period
           Beginning                       Redemption Price




                          ARTICLE IV.

                    DESCRIPTION OF PROPERTY.

           To secure the payment of the principal of, premium, if any, and interest, if any, on all Collateral Trust Bonds issued under the Indenture and Outstanding (as defined in the Indenture), when payable in accordance with the provisions thereof, and to secure the performance by the Company of, and its compliance with, the covenants and conditions of the Indenture, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee a security interest in, all right, title and interest of the Company in and to the property described in Exhibit A to this Fourth Supplemental Indenture.

           TO HAVE AND TO HOLD all said property hereby granted, bargained, sold, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, or in which a security interest has been granted by the Company in this
Fourth Supplemental Indenture, unto the Trustee and its successors and assigns forever, but in trust nevertheless upon the trusts, for the purposes, and subject to all the exceptions and reservations, terms, conditions, provisions and restrictions of the Indenture, and for the equal and proportionate benefit and security of all present and future holders of the Collateral Trust Bonds, without any preference, priority or distinction of any one Collateral Trust Bond over any other Collateral Trust Bond by reason of priority in the issue or negotiation thereof or otherwise, except as may otherwise be expressly provided in the Indenture, but subject, however, to all the conditions, agreements, covenants, exceptions, limitations, restrictions and reservations expressed or provided in the deeds or other instruments of record affecting the property, or any part or portion thereof, insofar as the same are at the time of execution hereof in force and effect and permitted by law.


                           ARTICLE V.

                          THE TRUSTEE.

            The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:

           The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Fourth Supplemental Indenture.


                          ARTICLE VI.

                   MISCELLANEOUS PROVISIONS.

            This Fourth Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.


           IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   IES UTILITIES INC.




                                   By __________________________


ATTEST:


____________________

                                   THE FIRST NATIONAL BANK OF
                                    CHICAGO, Trustee

                                By ___________________________


ATTEST:


____________________




STATE OF IOWA  )
               )  ss:
COUNTY OF LINN )



           On the ____ day of __, 1995, before me personally came _____________________, to me known, who, being by me duly sworn, did depose and say that he is the _____________________ of IES UTILITIES INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority, acknowledging the instrument to be the free act and deed of said corporation.




                                        _______________
                                         Notary Public

                                        [Notarial Seal]


STATE OF ILLINOIS   )
                    )  ss:
COUNTY OF COOK      )



           On the ____ day of __, 1995, before me personally came _____________________, to me known, who, being by me duly sworn, did depose and say that he is a ________________ of THE FIRST NATIONAL BANK OF CHICAGO, the national banking association described in and which executed the foregoing instrument; that he knows the seal of said national banking association; that the seal affixed to said instrument is the seal of said national banking association; that it was so affixed by authority of the Board of Directors of said national banking association, and that he signed his name thereto by like authority, acknowledging the instrument to be the free act and deed of said national banking association.




                                        _______________
                                         Notary Public

                                        [Notarial Seal]


                                                     EXHIBIT A

                    DESCRIPTION OF PROPERTY


     (a)  Lee County, filed 3-10-95, Book 95S, Page 15B3

The Southwest Quarter of the Northwest Quarter of the
Northeast Quarter (SW1/4 NW1/4 NE1/4) of Section Twenty-seven (27), Township Sixty-five (65) North, Range Five (5) West of the
Fifth Principal Meridian, City of Keokuk, Lee County, Iowa, except that part deeded to the State of Iowa for Highway purposes, reserving to grantors a right-of-way for road purposes not exceeding 40 feet in width from the existing highway entrance to property owned by grantors immediately
South of the property conveyed. Said road right-of-way being on the westerly 40 feet of the property conveyed and parallel to the present highway.


     (b)  Marshall County, filed 3-20-95, I.D. 9504433

Lot 1 and Lot 3/10 of Tweed's Subdivision in the SW1/4 of
Section 32, Township 84 North, Range 17 West of the 5th P.M.,
Marshall County, Iowa.


     (c)  Marshall County, filed 3-20-95, I.D. 9504434

Lot 2 and Lot 2 of Lot 10 of Tweed's Subdivision of the SW1/4 of Section 32, Township 84 North, Range 17 West of the 5th
P.M., Marshall County, Iowa.


     (d)  Delaware County, filed 3-30-95, Book 54, Page 160

The East two hundred (200) feet of Lot Four (4) of West Commercial Subdivision Part of the Northwest Quarter (NW1/4) of the Northeast Quarter (NE1/4) of Section Thirty-One (31), Township Eighty-Nine North (89N), Range Five West (R5W) of the Fifth Principal Meridian, City of Manchester, Delaware County, Iowa, according to the plat recorded in Book 6 Plats, Page
113.


     (e)  Dallas County, filed 4-3-95, Book 784, Page 1000

The North 32 feet of Lot 11 and Lot 12, Block 10, except the
South ten (10) feet of the North 32 feet of the West 22 feet of Lot 11, Block 10, Town of Dexter, Iowa


     (f)  Buena Vista County, filed 4-25-95, Book 60, Page 842

Commencing at the Northeast (NE) corner of the Northeast Quarter (NE1/4) of Section Thirty-four (34), Township Ninety-three North (T-93-N), Range Thirty-five West (R-35-W) of the 5th P.M. in Buena Vista County, Iowa exclusive of Road Right of Way, this is the point of beginning thence West (W) Two Hundred feet (200'), thence South (S) Two Hundred feet (200'), thence East (E) Two Hundred feet (200'), thence North (N) Two Hundred feet (200') to the point of beginning containing point nine two (.92) acres more or less.


     (g)  Lee County, filed 5-2-95, Book 95S, Page 30B7

All that part of the West One-half of the Southwest Quarter of the Southeast Quarter (W1/2, SW1/4, SE1/4), Section Twenty-two (22), lying east of the US Highway 218 and 61 (Keokuk By-Pass Route) and south of the centerline of a sanitary sewer, of which the Northerly Twenty (20) feet is subject to a permanent sewer easement to the City of Keokuk, dated February 1984; the Northwest Quarter of the Northwest Quarter of the Northeast
Quarter (NW1/4, NW1/4, NE1/4) Section Twenty-seven (27) and the West
One Hundred Sixty-five (165) feet of the North One Hundred
Thirty-two (132) feet of the Northeast Quarter of the Northwest Quarter of the Northeast Quarter (NE1/4, NW1/4, NE1/4),
Section Twenty-seven (27), all located in Township Sixty-five
(65) North, Range Five (5) West of the Fifth Principal
Meridian, City of Keokuk, Lee County, Iowa, containing Twelve and Four-tenths (12.4) acres, more or less; AND further excepting therefrom the following: A parcel of land located in the SW1/4, SE1/4 of Section 22, Twp 65N, R5W of the 5th Principal Meridian, Lee County, Iowa, more described as: Commencing at the Southwest corner of said Section 22; thence N 90 degrees 00'E, 2707.9 ft. along the south line of the said Section 22 to the presently established easterly right of way line of Primary
Road No. 22, the Point of Beginning; thence N 03 degrees 58-1/2`E, 290.4 ft. along said right of way line; thence N 02 degrees 42'W, 55.1 ft.
along said right of way line; thence S37 degrees 47-1/2`E, 126.6 ft.;
thence S00 degrees 01-1/2` W, 75.0 ft. thence S29 degrees 15-1/2`W, 194.5 ft. to the Point of Beginning; containing 0.39 acres, more or less.


     (h)  Appanoose County, filed 5-15-95, Book 131, Page 440

The South 425 feet of the East one-half of the Southwest Quarter of the Northeast Quarter of Section 25, Township 69, Range 18 West except beginning at the Southwest corner of the East one-half of the Southwest Quarter of the Northeast Quarter of said Section 25, thence North 225 feet, thence East 444 feet, thence South 195 feet, thence East 140 feet, thence South 30 feet to the South line of the Northeast Quarter, thence West 584 feet to the place of beginning, said exception containing 2.3 acres more or less, also except the coal underlying all the above described real estate.


     (i)  Buchanan County, filed 7-10-95, File No. 1995RO1725

Lots 1, 2, 3, 4 and 5, Block 23, Winthrop, Buchanan County, Iowa.


     (j)  Guthrie County, filed 7-19-95, Book 424, Page 1001

Lot 4, Block 24 of the Original Town of Guthrie Center, Iowa


     (k)  Linn County, filed 8-1-95, Book 3212, Page 382

Lot 5 and N-ly 15 feet and 4 inches of Lot 6 and all of Lots 7, 8, 9, 10 and 11, May, Palmer and Thompson's replat of Block One (1) in West Cedar Rapids, Linn County, State of Iowa and SE-ly 32-1/6 feet of Lot 6, Block One (1) May, Palmer and Thompson's replat of Block One (1) in West Cedar Rapids, Linn County, Iowa